Exhibit 10.1
Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan Terms and Conditions of Awards
November 26, 2022

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Introduction
The following describes the terms and conditions of the awards granted under the Embecta Corp. Long-Term Incentive Program. All awards are subject to the terms of the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (referred to herein as the Plan), the terms of which are hereby incorporated by reference.
These terms and conditions should be read together with the Plan and the related Prospectus that accompany this document. The Prospectus includes important information, including the U.S. federal tax consequences of the awards. In the event of any inconsistency between these terms and conditions and the terms of the Plan, the terms of the Plan will control. Any capitalized term used in these terms and conditions that is not defined will have the same meaning as in the Plan.
Performance Units
1.Awards. A Performance Unit award represents the right to receive shares of Embecta common stock upon vesting. A Performance Unit award is denominated in terms of a target number of shares. The actual number of shares of Embecta common stock, if any, issuable under the award will be based on how Embecta performs against the performance targets described below during the Performance Period, as determined by the Committee.
2.Vesting Period. Except as provided below, Performance Units vest on the third anniversary of the grant date.
3.Performance Period. The performance period applicable to the Performance Units is the period beginning on October 1, 2022 and ending on September 30, 2025 (referred to as the Performance Period).
4.Performance Measures. The performance measures for the Performance Units are set forth on Exhibit A attached hereto.
5.Calculation of Shares Issuable. To determine the number of shares issuable under an award of Performance Units, a Preliminary Payout Factor will be calculated, based on the satisfaction of the performance measures and formula set forth on Exhibit A attached hereto.
6.No Dividend Equivalent Rights. No dividend equivalent rights will be granted with respect to a Performance Unit award.
7.Termination of Employment. The following provisions will apply in the event your employment with Embecta terminates.
(a)Voluntary Termination or Termination for Cause. In the event you voluntarily terminate employment with Embecta (other than Retirement) or your employment with Embecta is terminated for Cause prior to completion of the three-year vesting period, you will forfeit the Performance Unit award.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

(b)Retirement or Involuntary Termination Without Cause. In the event of your Retirement or involuntary termination without Cause prior to the completion of the three-year vesting period, you will vest in a pro rata amount of the shares that would otherwise become distributable under the award, based on the portion of the vesting period that you were employed by Embecta. In such event, the shares will not be distributed to you until after the Performance Period is completed and the satisfaction of the performance measures has been determined by the Committee.
(c)Death or Disability. Upon your death or termination of employment due to Disability prior to the completion of the three-year vesting period, the award will become vested with respect to a pro rata amount of the award’s share target based on the portion of the vesting period that you were employed by Embecta. In certain cases of Disability, however, the distribution of the shares will be deferred until the completion of the vesting period.
8.Distribution of Shares. Any shares that are issuable under a Performance Unit award will be distributed as soon as practicable following vesting and, if applicable, the Committee’s determination of the satisfaction of the performance measures.
Time-Vested Restricted Stock Units
1.Rights of Holder. Each Time-Vested Restricted Stock Unit (TVU) entitles you to receive one share of Embecta common stock upon the vesting of the TVU.
2.Vesting Period. Except as provided below, a TVU award will vest in three annual installments, beginning on the first anniversary of the grant date.
3.No Dividend Equivalent Rights. No dividend equivalent rights will be granted with respect to a TVU award.
4.Termination of Employment. The following provisions will apply in the event your employment with Embecta terminates.
(a)Involuntary Termination Without Cause, Voluntary Termination or Termination for Cause. In the event of your involuntary termination without cause, voluntarily termination of employment with Embecta (other than Retirement) or termination of employment for Cause, you will forfeit any unvested TVUs.
(b)Retirement, Death or Disability. In the event your employment terminates due to your Retirement, death or Disability, any unvested TVUs will become fully vested.
5.Distribution of Shares. Any shares that are issuable under a TVU award will be distributed as soon as practicable following vesting. However, if your employment terminates prior to a scheduled vesting date due to Retirement or Disability and you were

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

a specified employee at the end of the prior calendar year, the distribution of the award may be delayed for a period of six months following your separation from service.
Withholding Taxes
As authorized by the Plan, Embecta may withhold from any distribution of shares under any award a sufficient number of whole shares to provide for the payment of any taxes required to be withheld with respect to such distribution.
Administration of the Plan
Any shares that become distributable to you under an award will be deposited in an account maintained for you with Morgan Stanley. While Embecta will endeavor to cause such shares to be distributed to you as soon as practicable after they become issuable, Embecta will not be responsible for any delay in such distribution. Subject to certain exceptions, you will automatically be enrolled in dividend reinvestment with respect to these shares unless and until you notify Morgan Stanley that you wish to receive your dividends in cash. For more information regarding your account, including information regarding Morgan Stanley’s fees and selling commissions, please consult the Morgan Stanley website at https://www.stockplanconnect.com.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Additional Terms
1.Neither the Plan nor any award granted to you under the Plan gives you any right to continued employment with Embecta or any Embecta affiliate, or shall interfere in any way with any right of Embecta or any Embecta affiliate to terminate your employment. Both the existence of the Plan, and the awards granted under the Plan, are entirely discretionary by Embecta, and you should not consider any award as any indication of future action by Embecta. Embecta retains the right to terminate the Plan or to preclude your future participation in the Plan at any time, in its sole discretion.
2.Any award issued under this Policy is subject to any applicable Embecta policy regarding the recovery of compensation, as may be adopted by the Board or Committee.
3.By accepting any Award issued under the Plan, you agree, understand, and acknowledge that you shall be bound by, and shall abide by the Restrictive Covenants, if any, set forth in any agreement with Embecta that applies to your Award under the Plan.
4.“Change in Control” shall have the meaning set forth in the Plan. If upon a Change in Control of Embecta, your employment is terminated involuntarily without cause (or you voluntarily terminate your employment for Good Reason) within two years of such Change in Control, all awards will become fully vested and exercisable, and any restrictions applicable to any award will automatically lapse. In such event, Performance Units will vest at the greater of target and actual performance (as determined by the Committee as soon as practicable following such termination). In certain cases, the distribution of shares to associates eligible for the Embecta Corp. Executive Severance and Change in Control Plan are subject to terms specified in that plan.
5. “Retirement” means a Separation of Service on or after attainment of your “Early Retirement Date” or “Normal Retirement Date”, as such terms are defined in the Embecta Corp 2022 Employee and Director Equity-Based Compensation Plan.
6.No fractional shares will be issued in connection with any award. Any fractional shares otherwise issuable under an award will be rounded up to the nearest whole share.
7.All awards issued under the Plan are nontransferable, other than by will or the laws of descent and distribution. Any shares issued pursuant to an award will only be transferable in accordance with applicable law and Embecta policies.
8.An award does not represent an equity interest in Embecta. You will not have any rights of a shareholder of Embecta with respect to any award until shares have been delivered to you pursuant to the award.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Exhibit A
November 26, 2022 Performance Share Unit Grant

Performance and Payout Ranges
•For the purposes of measuring performance vs target, actual results to be calculated using same FX rates used to develop targets.
•Financial metrics are Adj Revenue Growth % and Adj Operating Profit $ (on a constant currency basis).
•Payouts between threshold and target and target and max would be interpolated on a straight-line basis.
•If Adjusted EBITDA Margin % does not exceed 20% cumulative for the first two years of the performance period, none of the PSU awards subject to the Adjusted Revenue Growth % (FXN) and Adjusted Operating Profit $ metrics will vest regardless of the Adjusted Revenue Growth % (FXN) and Adjusted Operating Profit $ performance achieved.

Strategic Objective Targets
The four strategic objectives are 3-year goals with an equivalent transformational impact on embecta with equal weighting for each objective.
Notes
•*TSAs: Including facilities and Logistics Services Agreements, but not Contract Manufacturing Arrangements